UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2016
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its regular Annual Shareholders’ Meeting.  Three items were voted on at the meeting.  As of the record date, there were 5,432,014 shares entitled to vote, of which 4,045,521 shares, or 74.48%, were voted in person or by proxy at the Annual meeting.  Results are set forth below:

Item 1.  Election of Directors

The shareholders elected two directors to serve three year terms expiring at the 2018 annual meeting as summarized below:

Directors Elected	Votes For	Votes Against	Abstained	Non-Votes

Class III (three year term)

David W. Bomboy, MD	2,979,412	41,078	470	1,024,561

E. Ricky Gibson	2,979,812	41,078	70	1,024,561

M. Ray “Hoppy” Cole, Jr.	2,979,267	41,223	470	1,024,561

Directors Elected	Votes For	Votes Against	Abstained	Non-Votes

Class II (two year term)

Fred A. McMurry	2,979,212	41,278	470	1,024,561

Item 2. Approval of Appointment of T. E. Lott & Company as Independent Public Accountants

Votes For	Votes Against	Abstained	Non-Votes

4,039,971	4,277	1,273	0

Item 3. Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstained	Non-Votes

3,001,292	14,827	4,841	1,024,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	May 31, 2016

/s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO